Exhibit 23.4

November 1, 2005

Board of Directors

Lake Shore Savings and Loan Association

125 East Fourth Street

Dunkirk, New York 14048

Members of the Board of Directors:

We hereby consent to the use of our firm’s name in the Form MHC-2, and any amendments thereto, and in the Registration Statement on Form S-1, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal in such filings including the prospectus of Lake Shore Bancorp, Inc.

Sincerely,

/s/  RP Financial, LC.

RP® FINANCIAL, LC.